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                                                                    EXHIBIT 23.7


  I consent to being named as a nominee for the position of Outside Public Director of UAL in the Proxy Statement concerning the Employee Investment Transaction and to serve as a director if elected.

                                                /s/ John F. McGillicuddy
                                          -------------------------------------
                                                  John F. McGillicuddy

Dated: March 30, 1994